POWER OF ATTORNEY I, Martha Brooks, am a director of Constellium SE (“CSTM”) and, as such, I am required to file with the U.S. Securities and Exchange Commission (“SEC”) one or more Forms 3, 4, and 5 under Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), and the rules promulgated by the SEC under Section 16, and Form 144 under Rule 144 promulgated by the SEC under the Securities Act of 1933, as amended (“Rule 144”). I hereby constitute and appoint Kristine Carpenter as my true and lawful attorney-in-fact to: 1. Do and perform any and all acts for and on my behalf which may be necessary or desirable to prepare, complete, execute, and file Forms 3, 4, 5, or 144, or any amendment to those forms, on a timely basis; 2. Execute such forms or any amendments to those forms for me in my name and file such forms and amendments with the SEC and any stock exchange or similar authority as required by law or rule for and on my behalf; and 3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of my attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by my attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as my attorney- in-fact may approve in her discretion. I hereby grant to my attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, advisable, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my attorney-in-fact, or my attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that (i) my attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is CSTM assuming, any of my responsibilities to comply with Section 16 and Rule 144, any associated liability, or any of my liability for disgorgement of profits under Section 16, and (ii) this Power of Attorney does not relieve me from responsibility for compliance with my obligations under Section 16 and Rule 144, including, without limitation, the reporting requirements under Section 16 and Rule 144. This Power of Attorney shall remain in full force and effect until I am no longer required to file under Section 16 or Rule 144, unless (i) earlier revoked by me in a signed writing delivered to my attorney-in- fact, or (ii) upon my attorney-in-fact’s retirement or termination of employment with CSTM. A photocopy of this signed original shall be deemed to be, and should be accepted as, an original. _________________________ Martha Brooks Date: September _, 2025 Signature: Email: Martha Finn Brooks (Sep 23, 2025 21:48:32 GMT+3) mfbrooks1@me.com